Exhibit 99.1

B. Riley Financial Reports Fourth Quarter and Full Year 2021 Results

Q4 2021 Net income of $62.2 million, $2.08 diluted EPS

Q4 2021 Total revenues of $422.1 million, total adjusted EBITDA of $138.0 million

Q4 2021 Operating revenues of $353.3 million, operating adjusted EBITDA of $106.1 million

Strong earnings driven by investment banking,
in addition to wealth management, principal investments, and brands

Declares regular quarterly dividend of $1.00 per common share

LOS ANGELES, February 23, 2022 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified financial services company, today announced results for the three- and twelve-month period ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

●	Net income of $62.2 million, $2.08 diluted EPS
●	Total revenues of $422.1 million
●	Total adjusted EBITDA (1) of $138.0 million
●	Operating revenues (2) of $353.3 million
●	Operating adjusted EBITDA (3) of $106.1 million

Full Year 2021 Financial Highlights

●	Net income of $437.6 million, $15.09 diluted EPS
●	Total revenues of $1,740.6 million
●	Total adjusted EBITDA (1) of $762.5 million
●	Operating revenues (2) of $1,353.9 million
●	Operating adjusted EBITDA (3) of $422.0 million
●	Strengthened wealth management, asset management and M&A capabilities
●	Significantly lowered cost of debt
●	Declared dividends of $10.00 per common share for FY 2021

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, said: “We are pleased to report another strong quarter and full year of results thanks to our talented and ambitious team. By adding to our wealth management, asset management and M&A businesses through acquisition and hiring exceptional talent in all areas, we continue to provide unique capabilities to our clients and partners. In 2021, we strengthened our balance sheet and reduced our cost of capital, allowing us the flexibility to invest across the platform and return capital to shareholders with share buybacks and dividend payments. Over the past four quarters, B. Riley has declared $10.00 in common dividends thanks to the strong cash flow of our episodic and recurring businesses.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “Operating revenue for the full year 2021 increased 70% to $1.4 billion compared to $799 million for the full year 2020. Our efforts to cross-sell throughout the platform is gaining traction and creating opportunities. Furthermore, we have continued to expand our platform as we recently welcomed the addition of FocalPoint Securities, which will enhance our firm’s investment banking efforts, with a specific emphasis on M&A advisory and financial sponsors. We also completed the purchase of a portfolio of loan receivables from Badcock Home Furniture which we believe will add an attractive and consistent income stream.”

www.brileyfin.com | NASDAQ: RILY	1

Mr. Riley continued: “Over the past couple of months capital markets have slowed significantly.  While we have been a large beneficiary of these markets we also recognize the strength and differentiation of our business model if they are to continue to soften.  When we took the business public in 2014 our business was highly correlated to two cyclical businesses, brokerage and liquidation.  Since that time, we have taken aggressive steps to diversify the cash flow profile of our company by adding several non-correlated companies such as our communications, brands and financial consulting businesses in addition to our recent accounts receivables portfolio. In addition, the credit and current income portion of our investment portfolio provides approximately $85 million of interest and dividend income.  Combined, our non-cyclical businesses and assets provide enough cash flow to cover the vast majority of our annual operating expenses, interest and dividend.  Clearly, we expect strong profits from B. Riley Securities this year and every year. As a reminder, that business has generated a majority of our capital markets operating segment income in each of the last three years. However, we believe our diversification is a competitive advantage and will enable us to invest when others may need to contract.”

Declaration of Common Dividend

B. Riley has declared a regular quarterly cash dividend of $1.00 per common share which is payable on or about March 23 to common stockholders of record as of March 9. Including this $1.00 regular dividend, the Company will have paid $10.00 in common dividends to shareholders related to the FY 2021 period.

Share Repurchases

Under the prior share repurchase plan, effective as of October 27, 2020, the Company repurchased approximately 495,000 of its common shares for an aggregate amount of approximately $12.6 million through December 31, 2021. During the fourth quarter of 2021, B. Riley’s Board of Directors approved a new annual share repurchase program for up to $50 million.

Financial Summary

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except for share data)	2021	2020	2021	2020

Net income available to common shareholders	$62,182	$170,114	$437,597	$200,438

Basic income per common share	$2.26	$6.72	$15.99	$7.83
Diluted income per common share	$2.08	$6.55	$15.09	$7.56

For the fourth quarter, net income available to common shareholders was $62.2 million, or $2.08 diluted earnings per share (EPS). For the full year, net income available to common shareholders was $437.6 million, or $15.09 diluted EPS.

www.brileyfin.com | NASDAQ: RILY	2

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2021	2020	2021	2020

Operating Revenues (2)	$353,252	$270,046	$1,353,885	$798,703
Investment Gains (4)	68,858	140,160	386,676	104,018
Total Revenues	$422,110	$410,206	$1,740,561	$902,721

Operating Adjusted EBITDA (3)	$106,097	$126,787	$422,029	$311,673
Investment Adjusted EBITDA (5)	31,928	133,699	340,465	95,145
Total Adjusted EBITDA (1)	$138,025	$260,486	$762,494	$406,818

For the three months ended December 31, 2021:

●	Total revenues increased 3% to $422.1 million from $410.2 million for the prior year period.
●	Total adjusted EBITDA (1) of $138.0 million compared to $260.5 million for the prior year period.
●	Operating revenues (2) increased 31% to $353.3 million from $270.0 million for the prior year period.
●	Operating adjusted EBITDA (3) of $106.1 million compared to $126.8 million for the prior year period.
●	Quarterly investment gains (4) were $68.9 million which reflect certain strategic investments held by the Company.

For the full year:

●	Total revenues increased 93% to $1.7 billion from $902.7 million for the prior year period.
●	Total adjusted EBITDA (1) increased 87% to $762.5 million from $406.8 million for the prior year period.
●	Operating revenues (2) increased 70% to $1.4 billion from $798.7 million for the prior year period.
●	Operating adjusted EBITDA (3) increased 35% to $422.0 million from $311.7 million for the prior year period.

As of December 31, 2021 cash and investments (6) totaled approximately $2.6 billion including cash and cash equivalents of $278.9 million. Total cash and investments, (6) net of debt, was approximately $606 million.

www.brileyfin.com | NASDAQ: RILY	3

Segment Financial Summary and Highlights

	Operating Revenues (2)		Investment Gains (4)		Total Segment Revenue
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	$176,935	$180,214	$67,718	$139,750	$244,653	$319,964
Wealth Management	103,803	20,851	1,140	410	104,943	21,261
Auction and Liquidation	5,718	15,667	-	-	5,718	15,667
Financial Consulting	27,877	26,480	-	-	27,877	26,480
Principal Investments	33,872	21,383	-	-	33,872	21,383
Brands	5,047	5,451	-	-	5,047	5,451

	Segment Operating Income (Loss) (7)		Investment Income (5)		Total Segment Income (Loss)
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	$87,203	$101,253	$30,788	$133,289	$117,991	$234,542
Wealth Management	4,916	1,250	1,140	410	6,056	1,660
Auction and Liquidation	(2,706)	7,460	-	-	(2,706)	7,460
Financial Consulting	6,628	6,873	-	-	6,628	6,873
Principal Investments	5,846	7,300	-	-	5,846	7,300
Brands	3,605	4,054	-	-	3,605	4,054

For the three months ended December 31, 2021:

Capital Markets segment revenues decreased 24% to $244.7 million for the fourth quarter. Excluding investment gains (4) of $67.7 million, segment operating revenues (2) decreased 2% year-over-year to $176.9 million, and segment operating income (7) decreased 14% to $87.2 million for the quarter. Performance was primarily driven by investment banking and fees generated from several significant debt and equity capital markets transactions completed during the quarter.

Wealth Management segment revenues and segment income increased to $104.9 million and $6.1 million, respectively, reflecting the addition of National Holdings which was acquired in February 2021. Combined wealth management assets under management were over $32 billion as of December 31, 2021.

Auction and Liquidation segment revenues totaled $5.7 million. Results for this segment vary from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.

Financial Consulting segment revenues increased to $27.9 million from $26.5 million in prior year period. Segment income decreased to $6.6 million, down from $6.9 million for the prior year period.

Principal Investments segment companies, magicJack, United Online, and Marconi Wireless, acquired during the quarter, continued to perform above expectations, contributing recurring cash flow to the Company.

Brands generated quarterly segment revenues of $5.0 million related to the licensing of brand trademarks.

www.brileyfin.com | NASDAQ: RILY	4

	Operating Revenues (2)		Investment Gains (4)		Total Segment Revenue
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	$698,040	$442,376	$379,053	$103,214	$1,077,093	$545,590
Wealth Management	374,361	72,345	7,623	804	381,984	73,149
Auction and Liquidation	73,517	88,764	-	-	73,517	88,764
Financial Consulting	94,312	91,622	-	-	94,312	91,622
Principal Investments	93,347	87,138	-	-	93,347	87,138
Brands	20,308	16,458	-	-	20,308	16,458

	Segment Operating Income (Loss) (7)		Investment Income (5)		Total Segment Income (Loss)
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	$344,029	$206,533	$332,842	$94,341	$676,871	$300,874
Wealth Management	8,311	2,097	7,623	804	15,934	2,901
Auction and Liquidation	8,054	25,769	-	-	8,054	25,769
Financial Consulting	16,894	22,543	-	-	16,894	22,543
Principal Investments	27,158	33,360	-	-	27,158	33,360
Brands	14,385	(1,789)	-	-	14,385	(1,789)

For the full year:

Capital Markets operating revenues (2) increased to $698.0 million with segment operating income (7) of $344.0 million, compared to operating revenues (2) of $442.4 million and segment operating income (7) of $206.5 million in the prior year period.

Wealth Management annual revenues increased to $382.0 million from $73.1 million in prior year period. Segment income increased to $15.9 million, up from $2.9 million for the prior year period. The increases are primarily from the addition of National Holdings.

Auction and Liquidation generated annual revenues of $73.5 million and segment income of $8.1 million related to retail liquidation and store closing projects completed during 2021.

Financial Consulting annual revenues increased to $94.3 million from $91.6 million in prior year period. Segment income decreased to $16.9 million, down from $22.5 million for the prior year period.

Principal Investments companies continued to outperform initial investment estimates and provide steady cash flow for the B. Riley platform. For the full year, magicJack, United Online and Marconi Wireless contributed revenues of $93.3 million and segment income of $27.2 million.

Brands contributed licensing revenue of $20.3 million in 2021.

www.brileyfin.com | NASDAQ: RILY	5

Supplemental Financial Data

Additional metrics related to operating results and investments can be found in the Fourth Quarter and Full Year 2021 Financial Supplement on B. Riley’s investor relations website.

Conference Call Details

Management will host an investor call to discuss its fourth quarter and full year results today, Wednesday, February 23, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors may access the live broadcast and archived recording via the Company’s investor relations website at ir.brileyfin.com.

Date and Time:	Wednesday, February 23, 2022 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial In:	1-877-300-8521 (toll-free) or 1-412-317-6026 (international)
Audio Webcast:	https://ir.brileyfin.com/events-and-presentations

Replay (expires Wednesday, March 2, 2022)

Dial In:	1-844-512-2921; 10164067 (pin)
Replay Link:	https://ir.brileyfin.com/events-and-presentations

About B. Riley Financial

B. Riley Financial provides collaborative solutions tailored to fit the capital raising and business advisory needs of its clients and partners. B. Riley operates through several subsidiaries that offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. For more information, please visit www.brileyfin.com.

Footnotes (See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix hereto.
(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains (loss) is defined as trading income and fair value adjustments on loans.
(5)	Investment adjusted EBITDA and investment income (loss) are defined as trading income (losses) and fair value adjustments on loans, less other investment related expenses.
(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets.
(7)	Segment operating income (loss) is defined as segment income (loss) excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.

www.brileyfin.com | NASDAQ: RILY	6

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, net of debt, total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Contacts

Investors	Media
Mike Frank	Jo Anne McCusker / Scott Cianciulli
ir@brileyfin.com	press@brileyfin.com
(212) 409-2424	(212) 739-6753

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	December 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$278,933	$103,602
Restricted cash	927	1,235
Due from clearing brokers	29,657	7,089
Securities and other investments owned, at fair value	1,532,095	777,319
Securities borrowed	2,090,966	765,457
Accounts receivable, net	49,673	40,806
Due from related parties	2,074	986
Loans receivable, at fair value (includes $167,744 and $295,809 from related parties as of December 31, 2021 and 2020, respectively)	873,186	390,689
Prepaid expenses and other assets	463,502	93,174
Operating lease right-of-use assets	56,969	48,799
Property and equipment, net	12,870	11,685
Goodwill	250,568	227,046
Other intangible assets, net	207,651	190,745
Deferred tax assets, net	2,848	4,098
Total assets	$5,851,919	$2,662,730
Liabilities and Equity
Liabilities:
Accounts payable	$6,326	$2,722
Accrued expenses and other liabilities	343,750	173,178
Deferred revenue	69,507	68,651
Deferred tax liabilities, net	93,055	34,248
Due to related parties and partners	—	327
Due to clearing brokers	69,398	13,672
Securities sold not yet purchased	28,623	10,105
Securities loaned	2,088,685	759,810
Operating lease liabilities	69,072	60,778
Notes payable	357	37,967
Loan participations sold	—	17,316
Revolving credit facility	80,000	—
Term loans	346,385	74,213
Senior notes payable, net	1,606,560	870,783
Total liabilities	4,801,718	2,123,770

Commitments and contingencies
Redeemable noncontrolling interests in equity of subsidiaries	345,000	—
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,512 and 3,971 shares issued and outstanding as of December 31, 2021 and 2020, respectively; liquidation preference of $112,790 and $99,260 as of December 31, 2021 and 2020, respectively.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 27,591,028 and 25,777,796 shares issued and outstanding as of December 31, 2021 and 2020, respectively.	3	3
Additional paid-in capital	413,486	310,326
Retained earnings	248,862	203,080
Accumulated other comprehensive loss	(1,080)	(823)
Total B. Riley Financial, Inc. stockholders' equity	661,271	512,586
Noncontrolling interests	43,930	26,374
Total equity	705,201	538,960
Total liabilities and equity	$5,851,919	$2,662,730

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Consolidated Statements of Income

(Dollars in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Services and fees	$315,848	$237,270	$1,172,957	$667,069
Trading income and fair value adjustments on loans	68,858	140,160	386,676	104,018
Interest income - Loans and securities lending	33,443	30,116	122,723	102,499
Sale of goods	3,961	2,660	58,205	29,135
Total revenues	422,110	410,206	1,740,561	902,721
Operating expenses:
Direct cost of services	12,955	9,250	54,390	60,451
Cost of goods sold	5,559	1,018	26,953	12,460
Selling, general and administrative expenses	270,712	137,088	906,196	428,537
Restructuring charge	—	—	—	1,557
Impairment of tradenames	—	—	—	12,500
Interest expense - Securities lending and loan participations sold	12,362	11,782	52,631	42,451
Total operating expenses	301,588	159,138	1,040,170	557,956
Operating income	120,522	251,068	700,391	344,765
Other income (expense):
Interest income	54	27	229	564
(Loss) gain on extinguishment of loans and other	(4,471)	—	3,796	—
Income (loss) from equity investments	1,629	(478)	2,801	(623)
Interest expense	(26,441)	(16,712)	(92,455)	(65,249)
Income before income taxes	91,293	233,905	614,762	279,457
Provision for income taxes	(23,847)	(62,060)	(163,960)	(75,440)
Net income	67,446	171,845	450,802	204,017
Net income (loss) attributable to noncontrolling interests	3,274	251	5,748	(1,131)
Net income attributable to B. Riley Financial, Inc.	64,172	171,594	445,054	205,148
Preferred stock dividends	1,990	1,480	7,457	4,710
Net income available to common shareholders	$62,182	$170,114	$437,597	$200,438

Basic income per common share	$2.26	$6.72	$15.99	$7.83
Diluted income per common share	$2.08	$6.55	$15.09	$7.56

Weighted average basic common shares outstanding	27,569,188	25,331,918	27,366,292	25,607,278
Weighted average diluted common shares outstanding	29,840,704	25,966,501	29,005,602	26,508,397

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Capital Markets segment:
Revenues - Services and fees	$143,492	$150,098	$575,317	$339,877
Trading income and fair value adjustments on loans	67,718	139,750	379,053	103,214
Interest income - Loans and securities lending	33,443	30,116	122,723	102,499
Total revenues	244,653	319,964	1,077,093	545,590
Selling, general and administrative expenses	(113,690)	(73,118)	(345,455)	(198,962)
Restructuring charge	—	—	—	(917)
Interest expense - Securities lending and loan participations sold	(12,362)	(11,782)	(52,631)	(42,451)
Depreciation and amortization	(610)	(522)	(2,136)	(2,386)
Segment income	117,991	234,542	676,871	300,874
Wealth Management segment:
Revenues - Services and fees	103,803	20,851	374,361	72,345
Trading income and fair value adjustments on loans	1,140	410	7,623	804
Total revenues	104,943	21,261	381,984	73,149
Selling, general and administrative expenses	(96,799)	(19,142)	(357,130)	(68,368)
Depreciation and amortization	(2,088)	(459)	(8,920)	(1,880)
Segment income	6,056	1,660	15,934	2,901
Auction and Liquidation segment:
Revenues - Services and fees	4,532	13,761	20,169	63,101
Revenues - Sale of goods	1,186	1,906	53,348	25,663
Total revenues	5,718	15,667	73,517	88,764
Direct cost of services	(2,977)	(4,324)	(30,719)	(40,730)
Cost of goods sold	(1,097)	(406)	(20,675)	(9,766)
Selling, general and administrative expenses	(4,350)	(3,477)	(14,069)	(12,357)
Restructuring charge	—	—	—	(140)
Depreciation and amortization	—	—	—	(2)
Segment (loss) income	(2,706)	7,460	8,054	25,769
Financial Consulting segment:
Revenues - Services and fees	27,877	26,480	94,312	91,622
Selling, general and administrative expenses	(21,166)	(19,476)	(77,062)	(68,232)
Restructuring charge	—	—	—	(500)
Depreciation and amortization	(83)	(131)	(356)	(347)
Segment income	6,628	6,873	16,894	22,543
Principal Investments - Communications segment:
Revenues - Services and fees	31,096	20,629	88,490	83,666
Revenues - Sale of goods	2,776	754	4,857	3,472
Total revenues	33,872	21,383	93,347	87,138
Direct cost of services	(9,978)	(4,926)	(23,671)	(19,721)
Cost of goods sold	(4,462)	(612)	(6,278)	(2,694)
Selling, general and administrative expenses	(10,397)	(6,000)	(25,493)	(20,352)
Depreciation and amortization	(3,189)	(2,545)	(10,747)	(11,011)
Segment income	5,846	7,300	27,158	33,360
Brands segment:
Revenues - Services and fees	5,047	5,451	20,308	16,458
Selling, general and administrative expenses	(840)	(682)	(3,178)	(2,889)
Depreciation and amortization	(602)	(715)	(2,745)	(2,858)
Impairment of tradenames	—	—	—	(12,500)
Segment income (loss)	3,605	4,054	14,385	(1,789)
Consolidated operating income from reportable segments	137,420	261,889	759,296	383,658

Corporate and other expenses	(16,898)	(10,821)	(58,905)	(38,893)
Interest income	54	27	229	564
(Loss) gain on extinguishment of loans and other	(4,471)	—	3,796	—
Income (loss) on equity investments	1,629	(478)	2,801	(623)
Interest expense	(26,441)	(16,712)	(92,455)	(65,249)
Income before income taxes	91,293	233,905	614,762	279,457
Provision for income taxes	(23,847)	(62,060)	(163,960)	(75,440)
Net income	67,446	171,845	450,802	204,017
Net income (loss) income attributable to noncontrolling interests	3,274	251	5,748	(1,131)
Net income attributable to B. Riley Financial, Inc.	64,172	171,594	445,054	205,148
Preferred stock dividends	1,990	1,480	7,457	4,710
Net income available to common shareholders	$62,182	$170,114	$437,597	$200,438

www.brileyfin.com | NASDAQ: RILY	10

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income attributable to B. Riley Financial, Inc.	$64,172	$171,594	$445,054	$205,148
Adjustments:
Provision for income taxes	23,847	62,060	163,960	75,440
Interest expense	26,441	16,712	92,455	65,249
Interest income	(54)	(27)	(229)	(564)
Share based payments	12,503	4,321	36,011	18,588
Depreciation and amortization	6,805	4,604	25,871	19,369
Restructuring costs	—	—	—	1,557
Gain on extinguishment of loans	—	—	(6,509)	—
Impairment of tradenames	—	—	—	12,500
Transactions related costs and other	4,311	1,222	5,881	9,531

Total EBITDA adjustments	73,853	88,892	317,440	201,670

Adjusted EBITDA	$138,025	$260,486	$762,494	$406,818
Operating EBITDA Adjustments:
Trading income and fair value adjustments on loans	(68,858)	(140,160)	(386,676)	(104,018)
Other investment related expenses	36,930	6,461	46,211	8,873

Total Operating EBITDA Adjustments	(31,928)	(133,699)	(340,465)	(95,145)

Operating Adjusted EBITDA	$106,097	$126,787	$422,029	$311,673

www.brileyfin.com | NASDAQ: RILY	11

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income attributable to B. Riley Financial, Inc.	$64,172	$171,594	$445,054	$205,148
Adjustments:
Share based payments	12,503	4,321	36,011	18,588
Amortization of intangible assets	5,830	3,769	22,006	15,736
Restructuring costs	—	—	—	1,557
Gain on extinguishment of loans	—	—	(6,509)	—
Impairment of tradenames	—	—	—	12,500
Transactions related costs and other	4,311	1,222	5,881	9,531
Income tax effect of adjusting entries	(6,135)	(2,473)	(15,722)	(15,929)
Adjusted net income attributable to B. Riley Financial, Inc.	$80,681	$178,433	$486,721	$247,131

Adjusted income per common share:
Adjusted basic income per share	$2.93	$7.04	$17.79	$9.65
Adjusted diluted income per share	$2.70	$6.87	$16.78	$9.32

Shares used to calculate adjusted basic net income per share	27,569,188	25,331,918	27,366,292	25,607,278
Shares used to calculate adjusted diluted net income per share	29,840,704	25,966,501	29,005,602	26,508,397

# # #

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	12